UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2026

URBAN-GRO, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-39933	46-5158469
(Commission File Number)	(IRS Employer Identification No.)

1751 Panorama Point, Unit G

Lafayette, Colorado 80026

(Address and Zip Code of principal executive offices)

(720) 390-3880

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, par value $0.001 per share	UGRO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As reported below in Item 5.07, on January 30, 2026,the shareholders of urban-gro, Inc. (the “Company”) approved an amendment to the Company’s 2021 Omnibus Stock Incentive Plan (the “2021 Plan”) to increase the number of shares authorized for issuance under the 2021 Plan by 5,000,000 and to increase the individual award limit (the “Plan Amendment”). The Plan Amendment was included as Proposal 2 in the Company’s the Company’s definitive proxy statement filed with the Securities and Exchange Commission on January 20, 2026 (the “Proxy Statement”). A copy of the 2021 Plan, as amended to reflect the Plan Amendment, is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

On January 30, 2026, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”) at the offices of the Company, commencing at 8:00 a.m. Mountain Time.  Of the Company’s 14,802,789 shares of common stock issued and outstanding and eligible to vote as of the record date of December 12, 2025, a quorum of 8,273,664 shares, or approximately 55.9% of the eligible shares, were represented at the Annual Meeting either in person or by proxy. No broker non-votes were received.

A description of each matter voted upon at the Annual Meeting is described in detail in the Proxy Statement. The matters voted upon at the Annual Meeting and the final results of such voting are set forth below:

Proposal 1 - Election of Directors

Each of the director nominees listed below were elected as directors for a one-year term, such term to continue until the annual meeting of stockholders in 2026 and until such directors’ successors are duly elected and qualified. Due to the plurality election, votes could only be cast in favor of or withheld from the nominee and thus votes against were not applicable. The results of the election were as follows:

Name	Votes For	Votes Withheld
Anita Britt	7,541,002	732,662
David Hsu	7,469,383	804,281
James R. Lowe	7,469,641	804,023
Sonia Lo	7,474,619	799,045
Bradley J. Nattrass	7,474,272	799,392

Proposal 2 – Approval of Plan Amendment

The Plan Amendment as described in Item 5.02 above was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
7,074,010	1,040,591	159,063

Proposal 3 – Ratification of Auditor

The appointment of Sadler, Gibb & Associates, LLC to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2025 was ratified. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
7,961,967	291,407	20,290

Proposal 4 – Non-Binding Advisory Approval of Executive Compensation

The compensation of the Company’s named executive officers as disclosed in the Proxy Statement was approved on a non-binding, advisory basis. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
7,532,157	656,324	85,183

Proposal 5 – Approval of Reverse Stock Split Authority

The amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company’s common stock at a ratio of not less than 1-for-2 and not greater than 1-for-25, with the exact ratio of, effective time of and decision to implement the reverse stock split to be determined by the Board of Directors, was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
7,973,361	299,858	445

Proposal 6 – Approval of Charter Amendment for Increase in Authorized Common Stock

The amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock to 200,000,000, was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
7,599,713	593,665	80,286

Proposal 7 – Approval of Adjournment of Annual Meeting

The proposal to adjourn the Annual Meeting, if necessary, in order to solicit additional proxies if there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting was approved. The results of the vote were as follows:

Votes For	Votes Against	Votes Abstained
7,507,991	740,792	24,881

Because Proposals 1 through 6 were approved, no such adjournment was deemed necessary.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The Company hereby files or furnishes, as applicable, the following exhibits:

Exhibit No.	Description
10.1	urban-gro, Inc. 2021 Stock Incentive Plan, as amended (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on January 20, 2026)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URBAN-GRO, INC.

Date: January 30, 2026	By:	/s/ Bradley Nattrass
		Name:	Bradley Nattrass
		Title:	Chairman and Chief Executive Officer

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